UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of Inducement Plan

On February 11, 2021, Intel Corporation’s (“Intel’s”) Board of Directors (the “Board”) approved and adopted the Intel Corporation 2021 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of equity or equity-based awards in the form of non-qualified stock options, restricted stock units (“RSUs”), and other stock-based awards. The Inducement Plan’s terms are substantially similar to the terms of Intel’s 2006 Equity Incentive Plan, as amended and restated, with the addition of certain terms and conditions intended to comply with the Nasdaq inducement award exception. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has reserved 8,000,000 shares of Intel’s common stock for issuance pursuant to awards granted under the Inducement Plan (subject to customary adjustments in the event of a change in capital structure of Intel) and has appointed the Compensation Committee of the Board (the “Compensation Committee”) to administer the Inducement Plan. Awards under the Inducement Plan may be granted only to employees who satisfy the standards for inducement grants under Rule 5635(c)(4) of the Nasdaq Listing Rules, and only when the award is an inducement material to such individual’s entering into employment with Intel and its subsidiaries (the “Company”) within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Patrick Gelsinger, Intel’s Chief Executive Officer, is the only participant in the Inducement Plan, and the awards previously disclosed in connection with Mr. Gelsinger’s appointment as Chief Executive Officer and entry into an offer letter with Intel on January 13, 2021, are the only awards that will be granted under the Inducement Plan. Such awards are described in the Current Report on Form 8-K filed by Intel with the Securities and Exchange Commission on January 14, 2021. In addition, Mr. Gelsinger elected to purchase $10 million in Intel shares from Intel, referred to in such Form 8-K as the “Investment Shares,” and thus will be eligible to receive a grant under the Inducement Plan of matching restricted stock units covering a number of Intel shares roughly equal to the number of Investment Shares, which matching grant is described in such Form 8-K and offer letter.

The Inducement Plan is incorporated herein by reference to Exhibit 99.1 of Intel’s registration statement on Form S-8, as filed with the Securities and Exchange Commission on February 12, 2021, Commission File No. 333-253077. The foregoing description of the terms of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided as part of this report:

Exhibit	Description

10.1	Intel Corporation 2021 Inducement Plan (incorporated by reference to Exhibit 99.1 of Intel’s registration statement on Form S-8, as filed with the Securities and Exchange Commission on February 12, 2021, Commission File No. 333-253077)

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: February 18, 2021	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary